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                                         EXHIBIT 23A, ANNUAL REPORT ON FORM 10-K
                                            FOR THE YEAR ENDED DECEMBER 31, 1999
                                                   COMMISSION FILE NUMBER 1-3671





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in Registration Statement No. 333-80213 of General Dynamics Corporation on Form S-4 of our report with respect to the consolidated financial statements of Gulfstream Aerospace Corporation as of December 31, 1998 and for the years ended December 31, 1998 and 1997, dated February 1, 1999 (March 1, 1999 as to Note 16), appearing in this Annual Report on Form 10-K of General Dynamics Corporation for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
--------------------------
 DELOITTE & TOUCHE LLP


Atlanta, Georgia
March 15, 2000